Exhibit 10.4

Filed herewith as Exhibit 10.4 to the Form 10-K for the annual period ended December 31, 2015, is a copy of the Loan Agreement and Commercial Promissory Note between CREEKSIDE by TAG LLC, a subsidiary of T.A.G. Acquisitions Ltd. (the “Company”) and SHARESTATES INVESTMENTS, LLC (the “Lender”), entered into effective as of November 20, 2015, (collectively, the “Creekside Agreements 1”). The Company has also entered into three additional agreements through another subsidiary, TALL PINES by TAG, LLC, with the Lender that are substantially identical in all material respects to the Creekside Agreements 1 except as described in the schedule below (the “ Tall Pines Agreements 1”). Per Instruction 2 to Item 601 of Regulation S-K, the Company is not filing the Tall Pines Agreements 1 as exhibits to the Form 10-K, but is filing this Schedule with Exhibit 10.4 describing the differences between the Creekside Agreements 1 and the Tall Pines Agreements 1.

I. Loan Agreement & Commercial Promissory Note

A) LOAN AGREEMENT:

Section Name/Name of the Agreement	CREEKSIDE AGREEMENTS 1 *	TALL PINES AGREEMENTS 1
Parties in the Preamble	CREEKSIDE BY TAG, LLC	TALL PINES BY TAG, LLC
WITNESSETH	Amount: $2,009,650.00	Amount: $1,103,450.00
1.01 (a) – Loan – Maximal Principal Amount	$2,009,650.00	$1,103,450.00
1.01 (c)(1) – Loan Proceeds – “The Fee”	$40,193.00	$22,069.00
1.01 (c)(2) – Loan Proceeds – Prepaid Interest Reserve	$241,158.00	$132,414.00
1.01 (c)(3) – Loan Proceeds – document preparation fees to Char&Herzberg, LLP	$2,500.00	$2,500.00
1.01 (c)(4) – Loan Proceeds – Commission to Atlas Investment Group	$40,193.00	$22,069.00
1.01 (c)(7) – Loan Proceeds – per diem interest from 11/20/15 to 11/30/15	$7,365.72	$4,045.98
1.02 Use of Proceeds	3000 EMBER DRIVE, DECATUR, GEORGIA 30034	1) 3200 CUSHMAN CIRCLE SW, ATLANTA, 30311; 2) 3215 CUSHMAN CIRCLE SW, ATLANTA, 30311 3) 3230 CUSHMAN CIRCLE SW, ATLANTA, 30311
2.01 – Nature of Entity	CREEKSIDE BY TAG, LLC	TALL PINES BY TAG, LLC
Signatures	CREEKSIDE BY TAG, LLC	TALL PINES BY TAG, LLC

B) COMMERCIAL PROMISSORY NOTE

Section Name/Name of the Agreement	CREEKSIDE AGREEMENTS1 *	TALL PINES AGREEMENTS 1
Parties in the Preamble	CREEKSIDE BY TAG, LLC	TALL PINES BY TAG, LLC
Amount in the Preamble	$2,009,650.00	$1,103,450.00
1.C.(I) – per month payment of interest	$20,096.50	$1,103,450.00
1.C.(II) – Reserve Interest Payment	$241,158.00	$132,414.00
1. F – Termination Fee	$120,579.00	$66,207.00
Signatures	CREEKSIDE BY TAG, LLC	TALL PINES BY TAG, LLC

* Filed herewith

CREEKSIDE by TAG LLC

$2,009,650.00

NOVEMBER 20, 2015

LOAN AGREEMENT

This Loan Agreement (the “Agreement”), made as of the 20th day of NOVEMBER, 2015 by and between SHARESTATES INVESTMENTS, LLC, a New York limited liability company having its principal place of business at 11 Middle Neck Road, Suite 400A, Great Neck, New York, 11021 (“Lender”) and CREEKSIDE BY TAG LLC., a Georgia limited liability company, having an address c/o Chester Meisels, 130 Route 59, Suite 6, Spring Valley, New York, 10977 (“Borrower”)..

WITNESSETH

WHEREAS, Borrower has requested that Lender make a loan to Borrower in the amount of TWO MILLION NINE THOUSAND SIX HUNDRED FIFTY AND 00/100 U.S. DOLLARS ($2,009,650.00) (the “Loan”), subject to and upon the terms and conditions hereinafter contained, which is evidenced by the Commercial Promissory Note made by Borrower in favor of Lender dated November 20, 2015 (as same may be amended, restated, or modified from time to time, the “Note”), secured by that certain Commercial Mortgage, Security Agreement and Fixture Filing (the “Mortgage”) made by Borrower in favor of Lender and which Mortgage encumbers the premises known as 3000 EMBER DRIVE, DECATUR, GEORGIA, 30034 and 3200 CUSHMAN CIRCLE SW, ATLANTA 30311 and and 3215 CUSHMAN CIRCLE SW, ATLANTA 30311 and 3230 CUSHMAN CIRCLE SW, ATLANTA, 30311 being hereinafter collectively referred to as the “Mortgaged Property”), and guaranteed by CHESTER MEISELS (the “Guarantor”) in that certain Commercial Guaranty (the “Guaranty”) (this Agreement, the Note, the Mortgage, the Guaranty, and any other documents or agreements given to Lender by Borrower or any guarantor in connection with the Loan whether or not specifically set forth herein, as each may be amended, restated or modified from time to time, may hereinafter be collectively referred to as the “Loan Documents”); and

WHEREAS, Lender has agreed to make the Loan to Borrower on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and conditions hereinafter set forth, Borrower and Lender hereby agree as follows:

ARTICLE 1: THE LOAN

1.01 Loan.

(a) Subject to all terms and conditions of this Agreement, Lender may loan to Borrower and Borrower may borrow from Lender, from time to time, up to TWO MILLION NINE THOUSAND SIX HUNDRED FIFTY AND 00/100 U.S. DOLLARS ($2,009,650.00) (“Loan”). Said $2,009,650.00 is also sometimes referred to herein as the “Maximum Principal Amount”.

(b) Advances made pursuant to this Section 1.01 shall be evidenced by the Note, and shall be referred to as the ‘Obligations.” The aggregate of such advances under the Loan shall not exceed said Maximum Principal Amount.

(c) Subject to a final closing statement prepared by Lender’s counsel and executed by Borrower (the “Closing Statement”), the Loan proceeds shall be disbursed as follows:

(1)  The sum of FORTY THOUSAND ONE HUNDRED NINETY THREE AND 00/100 DOLLARS ($40,193.00) shall be disbursed on behalf of Borrower and simultaneously paid to Lender as a fully earned, non- refundable fee (the “Fee) in consideration of Lender’s commitment to make the Loan on the terms and conditions stated herein. In no event shall the Fee be applied or credited in reduction of any principal, interest, or other sum payable hereunder; and

(2)  The sum of TWO HUNDRED FORTY ONE THOUSAND ONE HUNDERD FIFTY EIGHT AND 00/100 DOLLARS ($241,158.00) shall be disbursed by Lender on behalf of Borrower and simultaneously paid to Lender (the “Prepaid Interest Reserve”) which shall be credited against interest payments due under the terms of the Note, as such interest payments become due; and

(3)  The sum of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00) shall be disbursed by Lender on behalf of Borrower and simultaneously paid to CHAR & HERZBERG, LLP, in payment of its document preparation fees, which fees are inclusive of and not in addition to the fees paid pursuant to that certain Loan Agreement dated the date hereof between Borrower and Lender in the amount of $339,000.00.

(4)  The sum of FORTY THOUSAND ONE HUNDRED NINETY THREE AND 00/100 DOLLARS ($40,193.00) shall be disbursed on behalf of Borrower and simultaneously paid to ATLAS INVESTMENT GROUP as a fully earned commission.

(5)  The sum of ____________________________________ shall be disbursed on behalf of the Borrower and simultaneously paid to ATLANTIS NATIONAL ORGANIZATION for title insurance related services.

(6)  The sum of ____________________________________ shall be disbursed on behalf of the Borrower and simultaneously paid to THE MCDONELL LAW FIRM for settlement agent and legal services on behalf of the lender.

(7)  The sum of SEVEN THOUSAND THREE HUNDRED SIXTY EIGHT AND 72/100 DOLLARS ($7,368.72) shall be distributed disbursed on behalf of the Borrower and simultaneously paid to Lender for per diem interest from 11/20/15 through 11/30/15.

(d) Payments of interest only, in arrears, shall be due from Borrower on the first day of each and every month commencing on the first day of the month immediately following the first advances as more particularly set forth in the Note. In the event Borrower fails to make a payment within ten (10) days of the date such payment becomes due, Lender shall have the option, exercisable in its sole discretion, to require interest payments to be paid weekly, in arrears, on the Wednesday of each week during the term of the Loan.

(e) If not sooner paid, all Obligations shall be due and payable on the Maturity Date.

1.02 Use of Proceeds. Borrower agrees that the Loan proceeds disbursed to Borrower will be used only for purchasing and renovating the property located at the 3000 EMBER DRIVE, DECATUR, GEORGIA, 30034.

1.03 Conditions Precedent to Lender’s Obligations. Lender shall not be obligated to make the Loan hereunder unless Lender shall have received the following, all in form and substance satisfactory to the Lender in all respects:

(a) the Note, duly executed by Borrower;

(b) the Mortgage, duly executed by Borrower;

(c) this Agreement, duly executed by Borrower;

(d) the Guaranty, duly executed by the Guarantor;

(e) the Collateral Assignment of Leases and Rents, duly executed by Borrower;

(f) the Collateral Assignment of Contracts, Plans, Permits, & Approvals, duly executed by Borrower;

(g) the Environmental Indemnity Agreement, duly executed by Borrower and Guarantor;

(h) the Document Re-Execution Agreement, duly executed by Borrower and Guarantor;

(i) the Closing Statement, duly executed by Borrower;

(j) certificates of insurers, or other evidence satisfactory to Lender, indicating that Borrower and Guarantor have obtained the policies of insurance as are required under the terms of the Mortgage;

(k) a paid title insurance policy (without survey exception) in the full amount of the Loan issued by a title insurance company acceptable to Lender (“Title Insurance Company”) and insuring the Mortgage as a valid first lien on the Mortgaged Property, with such endorsements as Lender shall require and subject to the permitted exceptions identified in the Mortgage;

(I) UCC-1 financing statements required to evidence or perfect Lender’s security interest in the personal property affixed to the Mortgaged Property;

(m) an appraisal of the Mortgaged Property;

(n) financial statements and tax returns for Borrower, and the Guarantor;

(o) evidence of a search of the public records which discloses no conditional sales contracts, chattel mortgages, leases of personality, financing statements or title retention agreements filed or recorded against the Borrower or the Mortgaged Property;

(P) a survey of the Mortgaged Property prepared in accordance with the “Minimum Standard Detail Requirements for ALTA and ACSM Land Title Surveys” jointly established by ALTA and ACSM in 2011, as updated, and certified to Lender by a registered land surveyor acceptable to the Lender (“Survey”);

(q) copies of all permits or approvals required by any governmental authorities to such date with respect to Borrower or the Mortgaged Property, to the extent the same are necessary and appropriate to operate and develop the Mortgaged Property;

(r) an environmental audit of the Mortgaged Property (Phase I and, if necessary Phase II);

(s) the bylaws/operating agreement of Borrower certified by the Managing Member of Borrower;

(t) an incumbency certificate of Borrower which shall certify the names and titles of the officers/members of the Borrower authorized to sign, in the name and on behalf of Borrower this Agreement and each other Loan Document to be delivered pursuant to this Agreement by Borrower, together with the true signatures of such officers, upon which certificate the Lender may conclusively rely;

(u) resolutions/consents of the Borrower authorizing the transactions to be entered into by Borrower in connection with this Agreement;

(v) evidence that the Mortgaged Property is not located in a federal or state flood hazard area;

(w) certification regarding debts and liens, executed by the owner of the Mortgaged Property;

(x) INTENTIONALLY OMITTED

(y) opinions of legal counsel to the Borrower with respect to such matters as the Lender may reasonably request including, but not limited to, opinions from Borrower’s local counsel and Borrower’s Connecticut counsel;

(z) an opinion of legal counsel to the Guarantor with respect to such matters as the Lender may reasonably request including, but not limited to, opinions from Guarantor’s local counsel and Guarantor’s Connecticut counsel;

(aa) evidence of the appointment of a New York agent to accept service of process on behalf of the Borrower and Guarantor, pursuant to the requirements of Section 7.13 of this Agreement;

(bb) evidence demonstrating current full compliance with all applicable zoning, health, environmental and safety laws, ordinances and regulations (including, without limitation, approval of local, private or public sewage or water utility);

(cc) certification from Borrower that Borrower is not a party to any existing or pending or threatened litigation, except as previously disclosed to Lender;

(dd) evidence demonstrating receipt of all appropriate approvals meeting all applicable requirements of any federal, state, county or municipal governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction including, but not limited to, subdivision and site plan approvals, potable water supply, sewage discharge and sewage connection, use of septic tanks or alternatives;

(ee) satisfactory evidence that all roads and utilities necessary for the full utilization of the Mortgaged Property for its intended purposes have been completed or the presently installed and proposed roads and utilities will be sufficient for the full utilization of Mortgaged Property for its intended purposes; and

(ff) such other agreements, certificates or other documents as Lender or Title Insurance Company may reasonably request.

ARTICLE 2: REPRESENTATIONS, WARRANTIES, AND GENERAL COVENANTS

On the date hereof, and in order to induce Lender to enter into this Agreement, Borrower represents, warrants, and covenants the following:

2.01 Nature of Entity. CREEKSIDE BY TAG, LLC. is a corporation, validly existing and in good standing under the laws of the State of GEORGIA, and is and will continue to be duly qualified and licensed to do business in any other state in which it is required to be so qualified, organized and/or licensed.

2.02 Power and Authority. Borrower has the power to execute, deliver, and carry out this Agreement and to incur the Obligations, and has taken all necessary action to authorize the execution, delivery and performance by Borrower of this Agreement and the incurring of the Obligations.

2.03 No Legal Bar. The execution and delivery of this Agreement and compliance by Borrower with any of the terms and provisions hereof or of any of the other agreements or instruments referred to herein will not, on the date hereof, violate any provision of any existing law or regulation or any writ or decree of any court or governmental instrumentality, or any agreement or instrument to which Borrower is a party or which is binding upon it or its assets, and will not result in the creation or imposition of any lien, security interest, charge, or encumbrance of any nature whatsoever upon or in any of its assets, except as contemplated by this Agreement; and no consent of any other party, license approval or authorization of or registration or declaration with any governmental bureau or agency, is required in connection with the execution, delivery, performance, validity, and enforceability of this Agreement.

2.04 No Material Litigation. No petition for bankruptcy, whether voluntary or involuntary, or assignment for the benefit of creditors, or any other action involving debtors’ and creditors’ rights has been filed under the laws of the United States of America or any state thereof, or is pending or threatened against Borrower. There are no claims, suits, actions, litigation or proceedings, pending or threatened, at law or in equity, before any court, public board or body or arbitrator, and there are no judgments, permits, decrees, or orders which have been issued, which would materially and adversely affect any of the obligations of Borrower under the Note or this Agreement, and Borrower has not filed for an arrangement or a petition in bankruptcy nor has one been filed against Borrower.

2.05 No Default. Borrower is not, on the date hereof, in default with respect to the payment or performance of any of its obligations or in the performance of any covenants or conditions to be performed by it pursuant to the terms and provisions of any indenture, agreement, or instrument to which it is a party or by which it may be bound.

2.06 Compliance with Laws. Borrower has complied with and will continue to comply with all applicable statutes and regulations of the United States of America, and all states, counties, municipalities, and agencies of any thereof with respect to (i) the conduct of its business operations; and (ii) the use, maintenance, and operation of the real and personal properties owned or leased by it in the operation of its business.

2.07 No Secondary Liabilities. There are no outstanding contracts or agreements of guaranty or suretyship made by Borrower, or to which it is a party.

2.08 Taxes. Borrower has filed, caused to be filed, or obtained extensions for the filing of, and will continue to file and cause to be filed, all federal, state, and local tax returns required by law to be filed, and has paid and will continue to pay all taxes, including without limitation real estate taxes or on any assessment made against it, except if being contested in good faith.

2.09 Financial Condition. Borrower has submitted to Lender various financial statements and information, and represents that all of said financial information is true and correct, that such financial information fairly presents the financial condition of Borrower as of the date thereof and that, as of the date of said financial information submitted, there was no material unrealized or anticipated losses from any unfavorable commitments of Borrower, and that there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of Borrower from that set forth in said financial statements. Borrower is solvent, is not bankrupt, is not contemplating, nor has recently contemplated or filed, for bankruptcy, receivership, or reorganization proceedings (nor is there any prospect of such). All of Borrower’s obligations to any creditor are current and not in default.

2.10 Representation Accuracy. No representation or warranty by Borrower contained in any certificate or other document furnished or to be furnished by Borrower pursuant hereto or in connection with the transactions contemplated hereunder, contains, or at the time of delivery will contain, any untrue statement of material fact or omits or will omit to state a material fact necessary to make it not misleading.

2.11 Cross-Default. Borrower hereby acknowledges and agrees that a default under the terms and conditions of any other loans, obligations, liabilities, or indebtedness of Borrower (whether now existing or hereafter arising) with Lender or any other lender shall be deemed to be a default under the terms and conditions of the Note and this Agreement.

ARTICLE 3: AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, so long as any of the Obligations to Lender shall remain outstanding, Borrower will perform and observe each and all of the covenants and agreements herein set forth.

3.01 Payments Under this Agreement. Borrower will make timely payment of all monies and will faithfully and fully keep and perform all of the terms, conditions, covenants, and agreements contained on Borrower’s part to be paid, kept, or performed hereunder, and will be bound in all respects as debtor under this Agreement, the Note, and any other instruments or documents executed and/or delivered in connection herewith or therewith.

3.02 Payment of Liabilities. Borrower will pay and discharge at or before their maturity all taxes, assessments, rents, claims, debts, and charges, except where the dame may be contested in good faith and/or non-payment is advised by Borrower’s counsel, and maintain, in accordance with generally accepted accounting principles and practice, appropriate reserves for the accrual of any of the same.

3.03 Compliance with Laws, Care of Property. Borrower will do, or cause to be done, all things necessary to comply with all laws, and to at all times maintain, preserve, and protect its property used or useful in the conduct of its business and keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments, and improvements thereto.

3.04 Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be made in accordance with the terms of the Mortgage.

3.05 Insurance. Borrower will keep the property insured in accordance with the terms of the Mortgage.

ARTICLE 4: NEGATIVE COVENANTS

4.01 Fundamental Changes. So long as any Obligations of Borrower to Lender remain outstanding and unpaid, Borrower covenants and agrees that it will not merge or consolidate with or into any other entity; dissolve or liquidate; convey, sell, lease, or otherwise dispose of all or substantially all of its property, assets, or business; change the present form, ownership, or control of its business.

ARTICLE 5: DEFAULT

5.01 Default. Borrower hereby agrees that, if any Event of Default, as defined in the Note or Mortgage, shall occur, Lender may declare the entire unpaid balance owed under the Note, this Agreement, or other sums owed hereunder or under any such note, immediately due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by Borrower. All such rights of Lender are cumulative, not exclusive, and enforceable alternatively, successively, or concurrently.

5.02 Default Rate. After the occurrence of an Event of Default, interest will accrue at the Default Rate, as defined in the Note.

ARTICLE 6: INDEMNIFICATION OF AND REIMBURSEMENT TO LENDER

6.01 Indemnification by Borrower. Borrower shall indemnify and hold Lender harmless from and against any and all claims, demands, losses, judgments, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which Lender may incur arising out of or resulting from the Note, this Agreement, the Lender’s security interest in the Mortgaged Property, or enforcement or exercise of any right or remedy granted to the Lender under this Agreement. In no event shall Lender be liable to the Borrower for any matter or thing in connection with this Agreement other than to account for monies actually received by it.

6.02 Cure by Lender. Following an Event of Default, Lender may, but shall not be required to, do any act or thing which Borrower has covenanted to do hereunder or cause to be done or remedy any such breach and there shall be added to the Obligations of Borrower the cost or expense incurred by Lender in so doing, and any and all amounts expended by Lender in taking such action, shall be repayable to it upon its demand to Borrower therefor and shall bear interest from the date such cost or expense was incurred by Lender to the date paid in full at the rate of interest set forth in the Note.

6.03 Reimbursement of Expenses. Borrower shall pay to Lender all costs and expenses paid or incurred by Lender (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the preparation for or any actual or attempted disposition of any of the Mortgaged Property. All such costs and expenses incurred by Lender shall be repayable to it upon its demand to Borrower and shall bear interest from the date the same were incurred to the date paid in full at the interest rate set forth in the Note.

ARTICLE 7: MISCELLANEOUS

7.01 Governing Law. THIS MORTGAGE IS MADE BY MORTGAGOR AND ACCEPTED BY MORTGAGEE IN THE STATE OF NEW YORK EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED IN THE MORTGAGED PROPERTY UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED. TO THE FULLEST EXTENT PERMITTED BY THE LAW OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS, AND THE DEBT OR OBLIGATIONS ARISING HEREUNDER (BUT THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT LENDER’S RIGHTS WITH RESPECT TO SUCH SECURITY INTEREST CREATED IN THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED).

7.02 JURY TRIAL WAIVER. BORROWER AND LENDER EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM, OR CROSS-CLAIM ARISING IN CONNECTION WITH, OUT OF, OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, THE OBLIGATIONS, THE MORTGAGED PROPERTY, ANY TRANSACTION ARISING THEREFROM OR RELATED THERETO, OR ANY DISPUTE INVOLVING BORROWER AND LENDER. FURTHER, EXCEPT AS PROHIBITED BY LAW, BORROWER WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION BETWEEN THE PARTIES ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION 7.02 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION 7.2 WERE NOT A PART OF THIS AGREEMENT.

7.03 No Waiver by Lender. No course of dealing between Borrower and Lender and no failure to exercise or delay in exercising on the part of Lender any right, power, or privilege under the terms of this Agreement or under the terms of any other agreements, instruments, or other documents between Lender and Borrower shall operate as a waiver thereof; not shall any single or partial exercise of any right, power, or privilege hereunder or thereunder preclude any other or further privilege. The rights and remedies provided herein or in any other agreement are cumulative and not exclusive or in derogation of any rights or remedies provided in and thereof, by law or otherwise.

7.04 Survival of Representations. All agreements, representations, and warranties made herein, in any agreement and in any statements, notices, invoices, certificates, schedules, documents, or other instruments delivered to Lender in connection with the Agreement or any other agreement shall survive the making of the loans and advances hereunder.

7.05 Further Documentation. Borrower agrees that, at any time or from time to time upon written request of Lender, Borrower will execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to fully effect the purposes of this Agreement and the documents referred to herein. Borrower agrees that, to the extent any facts or circumstances reported on exhibits hereto are materially changed, whether by addition, subtraction, modification, etc., Borrower will promptly notify Lender of such changes, additions, subtractions, modifications, etc.

7.06 Entire Agreement. This Agreement, together with the other Loan Documents executed in connection herewith, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements, and understandings relating to such subject matter. In entering into this Agreement, Borrower acknowledges that it is not relying on any representation, warranty, covenant, promise, assurance, or other statement of any kind made by Lender or by any employee or agent of Lender.

7.07 Rights of Assignees and Successors. All rights of Lender in, to, and under this Agreement and any other instrument or document executed and/or delivered in connection herewith shall pass to and may be exercised by any assignee thereof. Borrower agrees that, in the event of an assignment of this Agreement and notice of such assignment to Borrower, the liability of Borrower to a holder for value of this Agreement shall be immediate and absolute and not affected by any actions of Lender and that Borrower will not set up any claim against Lender as a defense, counterclaim, or setoff to any action for the unpaid balance owed under this Agreement or for possession brought by said holder. All rights of Lender hereunder shall inure to the benefit of its successors and assigns and any subsequent holder of the Note, and all Obligations of Borrower shall bind the heirs, executors, administrators, successors, and assigns of Borrower.

7.08 Attorneys’ Fees and Expenses. Borrower agrees to pay all reasonable attorneys’ fees and expenses, including recording and filing fees, incurred by Lender in connection with the financing being concluded this day as well as any fees and expenses of counsel, whether incurred before or after the Obligations are paid and performed in full, which Lender may hereafter incur in reasonably protecting, enforcing, increasing, or releasing any security held by Lender, and in foreclosing any mortgage and/or in sustaining the validity of any mortgage. Borrower specifically authorizes Lender to pay all such fees and expenses and charge the same to its loan account.

7.09 Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

7.10 Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons, entities, or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

7.11 Further Assurances. Borrower shall execute and deliver to Lender all instruments and do such further acts and things as Lender may reasonably request which may be necessary or desirable to effect the purposes of this Agreement.

7.12 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

7.13 Jurisdiction. AT LENDER’S ELECTION, TO BE ENTERED IN ITS SOLE DISCRETION, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CHESTER MEISELS AT 130 ROUTE 59, SUITE 6, SPRING VALLEY, NEW YORK 10977 TO RECEIVE AND FORWARD ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED IN THE MORTGAGE, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (1) SHALL GIVE PROMPT NOTICE TO THE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (2) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (3) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN CONNECTICUT OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

7.14 Amendments. This Agreement may not be altered, amended, waived, or modified in any way whatsoever except by a writing duly executed by the party to be charged therewith.

7.15 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have hereunto set their hands on the 20th day of NOVEMBER, 2015.

Signed, Sealed, and Delivered in the Presence of:	BORROWER
CREEKSIDE by TAG LLC

Name:	By:	/s/ Chester Meisels
	Name:	CHESTER MEISELS
	Title:	MANAGING MEMBER

The undersigned Guarantor acknowledges and agrees to all of the terms and conditions herewith, including, without limitation, the cross-default provision contained in Section 2.11 hereof and shall be personally bound thereby.

/s/ Chester Meisel
CHESTER MEISEL,
As Guarantor

Signed, Sealed and Delivered in the Presence of:	SHARESTATES INVESTMENTS, LLC

Name:	By:
Alan Shayanfekr
Managing Director

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On the 20th day of November, 2015, before me, the undersigned, a notary public in and for said State, personally appeared CHESTER MEISELS, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, individuals, or the persons upon behalf of which the individual acted, executed the instrument.

SAM MA
Notary Public State of New York
No. 01MA6235980
Qualified in New York County Commission Expires February 22, 2019
Notary Public

STATE OF NEW YORK	)
)ss:
COUNTY OF NASSAU	)

I certify that on ______________, 2015, Allen Shayanfekr came before me in person and stated to my satisfaction that he:

(a) made the attached instrument; and

(b) was authorized to and did execute this instrument on behalf of and as Managing Director of Share states Investments, LLC, (the “Company”), the entity named in this instrument, as the free act and deed of the Company, by virtue of the authority granted by its operating agreement and its members.

Name:
Notary Public
My Commission Expires:

CREEKSIDE by TAG LLC

$ 2,009,650.00

NOVEMBER 20, 2015

COMMERCIAL PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, CREEKSIDE BY TAG LLC., a Georgia limited liability company, having an address c/o Chester Meisels, 130 Route 59, Suite 6, Spring Valley, New York, (hereinafter referred to as “Maker”), promises to pay to the order of SHARESTATES INVESTING, LLC, a New York limited liability company at its principal place of business at 11 Middle Neck Road, Suite 400A, Great Neck, NY 11021 (“Lender”), or at such other place as the holder hereof may designate, the principal sum of TWO MILLION NINE THOUSAND SIX HUNDRED FIFTY AND 00/100 U.S. DOLLARS ($2,009,650.00) with interest on said unpaid balance computed from November 20, 2015 (the “Commencement Date”) hereinafter set forth, together with all taxes assessed upon this Note and together with any costs, expenses, and reasonable attorneys’ fees incurred in the collection of this Note or in protecting, maintaining, or enforcing its security interest or any mortgage securing this Note or upon any litigation or controversy affecting this Note or the security given therefor, including, without limitation, proceedings under the Federal Bankruptcy Code.

1. Payments. Principal and interest hereunder shall be payable as follows:

A. From the Commencement Date, interest on the unpaid balance shall accrue at the rate of twelve percent (12%) per annum, for the period beginning on and including the Commencement Date to the last day of the month in which the Commencement Date occurs and shall be payable at the closing of the loan.

B. The rate of interest of this Note, which shall remain effective until an Event of Default (as defined below), shall be fixed at twelve percent (12%) per annum. Interest on this Note shall be calculated on the basis of a 30-day month and a 360-day year.

C. Beginning on DECEMBER 1, 2015 and continuing on the 1st day of each and every month thereafter through and including the payment due on NOVEMBER 30, 2016 (hereinafter referred to as the “Maturity Date”).

I)	Maker shall make payments of interest only, in arrears, in the amount of TWENTY THOUSAND NINETY-SIX AND 50/100 DOLLARS ($20,096.50) per month. In the event Maker fails to make a payment within ten (10) days of the date such payment becomes due, Lender shall have the option, exercisable in its sole discretion, to require interest payment to be paid weekly, in arrears, on the Wednesday of each week during the term of the loan.

II)	It is further agreed that the Lender at time of funding shall immediately withdraw from the loan amount one year of interest payments from the loan amount in the amount totaling TWO HUNDRED FORTY ONE THOUSAND ONE HUNDERD FIFTY EIGHT AND 00/100 DOLLARS ($241,158.00) (hereinafter referred to as the “Reserve Interest Payments”. The Reserve Interest Payments encompass a Lender mandated and Maker accepted prepayment of the monthly payments noted in Section 1 Paragraph C(I) noted in this Commercial Property Note Herein.

D. If not sooner paid, the entire balance due, principal, accrued interest, and together with all other sums due hereunder, shall be due and payable in full on NOVEMBER 30, 2016 (the “Maturity Date’’). It is understood and agreed by Maker that if sufficient prepayments of principal have not been made, a balloon payment will be due on the Maturity Date.

E. All payments received will be credited first to late charges and costs hereunder, then to interest accrued at the applicable interest rate hereinafter set forth, with the balance on account of principal.

F. In addition to the monthly interest only payments required above, upon payment in full of the principal balance outstanding hereunder or on the Maturity Date or such earlier applicable date, Maker shall pay to Lender a Loan Termination Fee in the amount of $120,579.00 or six months interest, if the entire outstanding balance due and payable under this Note is prepaid prior to JUNE 1, 2016. If the entire balance of the Loan is paid in full thereafter then the Termination Fee shall be waived.

G. At no time shall the interest rate exceed the maximum rate permitted by the usury statutes governing this Note, if any. If, by application of the above interest rate formula, the interest rate would exceed and violate such usury statutes, interest shall accrue at the maximum rate permitted by law.

2. Security. This Note is secured by, among other things, a first priority Commercial Mortgage, Security Agreement, and Mortgage Spreader Agreement (the “Mortgage”) on that certain piece or parcel of real property known as 3000 EMBER DRIVE, DECATUR, GEORGIA, 30034 and 3200 CUSHMAN CIRCLE SW, ATLANTA 30311 and 3215 CUSHMAN CIRCLE SW, ATLANTA 30311 and 3230 CUSHMAN CIRCLE SW, ATLANTA 30311 (being hereinafter collectively referred to as the “Premises”), being more specifically described in said Mortgage.

3. Default. If any of the following events occur (which is an “Event of Default”), Lender may declare the entire outstanding principal balance hereof, together with any other amounts that Maker owes to Lender, to be immediately due and payable:

a.	Maker fails to pay any installment of principal and/or interest or any other charges due under this Note or any Notes or Non Revolving Credit lines of any of the Premises noted as the Security in paragraph 2 herein, within ten (10) days after the same becomes due and payable;

b.	Maker defaults in any other obligations, liabilities, or indebtedness with Lender (whether now existing or hereafter arising);

c.	Maker sells, leases, or otherwise disposes of all or substantially all of its property, assets, or business, or if Maker ceases any of its business operations, dissolves, or commences reorganization;

d.	Makers makes or takes any action to make a general assignment for the benefit of its creditors or becomes insolvent or has a receiver, custodian, trustee in Bankruptcy, or conservator appointed for it or for substantially all or any of its assets;

e.	Makers files or becomes the subject of a petition in Bankruptcy or upon the commencement of any proceeding or action under any Bankruptcy laws, insolvency laws, relief of debtors laws, or any other similar law affecting Maker, provided, however, that Maker shall have sixty (60) days from the filing of any involuntary petition in Bankruptcy to have the same discharged and dismissed;

f.	Upon the failure by Maker to observe or perform, or upon default in, any covenants, agreements, or provisions in the Mortgage or in any other instrument, document, or agreement, executed and/or delivered in connection herewith or therewith;

g.	Any representation or statement made herein or any other representation or statement made or furnished to Lender by Maker was materially incorrect or misleading at the time it was made or furnished;

h.	In the event of any material adverse change in the financial condition of Maker or any guarantor of the loan; or

i.	Upon the death of any guarantor of the loan.

4. Default Rate. After the occurrence of an Event of Default, interest will accrue at the lesser of (i) twenty percent (20%) per annum or (ii) the maximum rate allowed by law. Interest will continue to accrue at the default rate after judgment until the Note is paid in full.

5. Prepayment. Provided that Maker is not in default hereunder, Maker may prepay all or any portion of the unpaid principal balance of this Note at any time. All prepayment shall be applied first to any costs or charges due hereunder, then to interest due and owing hereunder, and then to principal then outstanding, in inverse order of maturity.

6. Late Charge. It is further agreed that the holder hereof may collect a late charge equal to ten percent (10%) of any payment required hereunder, including the final payment, or required under any security agreement, mortgage, or any other instrument, document, or agreement executed and/or delivered in connection herewith which is not paid within ten (10) days of the due date thereof. This late charge is to cover the extra expenses involved in handling delinquent payments and is not to be construed to cover other costs and attorneys’ fees incurred in any action to collect this Note or to foreclose the mortgage securing the same. This provision shall not affect or limit the holder’s rights or remedies with respect to any Event of Default.

7. Lien/Set Off.   Maker hereby gives the holder hereof a lien and right of set off for all of Maker’s liabilities to the holder hereof or Lender upon and against all deposits, credits, and other property of Maker now or hereafter in the possession or control of the holder hereof, or in transit to it, excepting however, funds held in trust by Maker. All payments shall be made in lawful currency of the United States of America in immediately available funds, without abatement, counterclaim, or set-off, and free and clear of, and without any deduction or withholding for, any taxes or other matters.

8. Purpose of Loan.     Maker represents and warrants that the proceeds of this Note are to be used solely for business and commercial purposes and not at all for any personal, family, household, or other noncommercial or farming or agricultural purposes. Maker acknowledges that Lender is making this loan to Maker in reliance upon the above representation by Maker. The above representation by Maker will survive the closing of this loan and repayment of amounts due to Lender hereunder.

9. Other Obligations. To the extent that the outstanding balance of this Note is reduced or paid in full by reason of any payment to Lender by an accommodation maker, endorser, or guarantor, and all or any part of such payment is rescinded, avoided, or recovered from Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy, or reorganization of the accommodation maker, endorser, or guarantor, the amount of such rescinded, avoided, or returned payment shall be added to or, in the event this Note has been previously paid in full, shall revive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the outstanding balance of this Note and all terms and provisions herein shall thereafter apply to the same.

10. Waiver.        MAKER (AND EACH AND EVERY ENDORSER, GUARANTOR, AND SURETY OF THIS NOTE) ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES THE RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY AS DEFINED THEREIN, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest and notice of any renewals or extensions of this Note and agrees that the time for payment of this Note may be changed and extended as provided in said Mortgage or any security agreement, without impairing Maker’s liability thereon, and further consents to the release of all or any part of the security for the payment hereof, or the release of any party liable for this obligation without affecting the liability of the other parties hereto. Any delay on the part of the holder hereof in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default. MAKER FURTHER WAIVES TRIAL BY JURY AND ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY.

11. Binding Effect.        This Note shall be binding on Maker, its successors and assigns and shall inure to the benefit of Lender, any holder hereof, its successors and assigns.

12.  Governing Law/Choice of Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to conflicts of laws principles thereof.

13. Venue. For any proceeding in a court of law or arbitration shall occur in the County of New York, State of New York.

14. Joint and Several. Should this Note be signed by more than one Maker, references in this Note to Maker in the singular shall include the plural and all obligations herein contained shall be joint and several of each signer hereof.

15. Rights Cumulative. The rights and remedies of Lender shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any document referred to herein or executed and/or delivered in connection herewith, and under all applicable laws, and the exercise of any one or more of them will not be a waiver of any other.

15. Severability.    If any term, clause, or provision hereof shall be adjudged to be invalid or unenforceable by a court of appropriate jurisdiction, the validity and enforceability of the remainder shall not affected thereby and each such term, clause, or provision shall be valid and enforceable to the fullest extent permitted by law.

[No further text on this page; signatures appear on following page]

IN WITNESS WHEREOF, the undersigned have executed this Commercial Promissory Note as of the 20th day of November, 2015.

BORROWER
CREEKSIDE BY TAG LLC.

By:	/s/ Chester Meisels
Name: Chester Meisels
Title: President

GUARANTOR

By:	/s/ Chester Meisels
Name: Chester Meisels, as an individual

Signed and Sealed in the Presence of:

Notary Public

SAM MA Notary Public, State of New York No. 01MA6235980 Qualified in New York Country Commission Expires February20, 2019